Exhibit 99.1
NASD

OTCBB Delinquency Notification

ISSUER NAME: Skye International, Inc. (the “Company)
SYMBOL(s): SKYY
NOTIFICATION DATE: 4/21/2006

The Company is delinquent with respect to the filing(s) listed below. As such, the Company is not current in its reporting obligations. Pursuant to Rule 6530, unless the delinquency is cured by the expiration of the grace period, the securities of the Company will not be eligible for quotation on the OTC Bulletin Board (the “OTCBB”), and therefore, will be removed effective 05/24/2006.1

Filing Type - Period End Date	Filing Due Date	Exp. Of 12b- 25 Grace Period	Daily List Date	Rule 6530 Grace Period Exp. Date[2]	Reason

10-K - 12/31/2005	3/31/2006	4/17/2006	4/20/2006	5/22/2006	Delinquent

The Daily List date noted above is the date notification of the delinquency appeared on the OTCBB Daily List. A fifth character “E” will be appended to the symbol(s) of the Company’s securities on the first business day after the delinquency notification appears on the Daily List.

If at any time prior to the grace period expiration date the Company can demonstrate compliance with Rule 6530, the Company should contact the Staff at (301) 978-8095,

As noted above, if the Company has not achieved compliance by the grace period expiration date, the Company will not be eligible for quotation on the OTCBB, and unless the Company appeals Staff’s determination to a hearing panel, it will be removed from quotation on the OTCBB. A hearing request will stay the removal of the Company’s securities pending the panel’s decision.

 1 For a security to be eligible for quotation on the OTCBB, NASD Rule 6530 requires, in part, that the issuer of the security is required to file reports with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (“Act”), Section 12(g)(2)(G) of the Act, or Section 12(g)(2)(G) of the Act or that the issuer of the security is a bank or savings association (or holding company for such entities) that is not required to file reports with the Commission and, instead, makes filings with its applicable regulator. In addition to the foregoing, the issuer of the security must be current in its reporting obligations, subject to a 30 or 60 day grace period, as applicable. An OTCBB issuer will be deemed delinquent in its reporting obligations if the issuer fails to make a required filing when due or has filed an incomplete filing. In order for a filing to be complete, it must contain all required certifications and have been reviewed or audited as applicable, by an accountant registered with the Public Company Accounting Oversight Board.
2 Pursuant to Rule 6530, the grace period date is either 30 or 60 calendar date following publication on the OTCBB Daily List, depending on the type of issuer. However, the securities of a company will be removed from the OCTBB the third time that the company does not file by the due date (including applicable extensions) in a two-year period, without the benefit of any grace period for the third delinquency.

Hearing panels do not have authority to grant extensions of time for companies to file their delinquent Commission reports. Accordingly, the hearing panel review will be limited to determining whether the Staff determination that the Company has filed to comply with the Rule 6530 reporting obligations is in error. OTCBB hearings procedures are governed by NASD Rule 9700 Series.

Requests should be send by e-mail to hearings@nasd.com.3  The hearing requests should not contain arguments in support of the Company’s position.

Please note that the removal will be stayed only if the Hearings Department receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on the day before the grace period expiration date. If you would like additional information regarding the hearing process, please call the Hearings Department at (301) 978-8203.

If the Company does not appeal Staff’s determination to the panel, the removal announcement will be included on the “Daily List”, which is posed on www.OTCBB.com, at approximately 3:00 p.m. on 05/23/2006. The Company’s securities will be removed effective 05/24/2006.

Any OTCBB issuer that is delinquent in its reporting obligations three times in a 24-month period and/or is actually removed from the OTCBB for failure to file two times in a 24-month period, in each case, is ineligible for quotation on the OTCBB for a period of one year.4  In this regard, the Company has been delinquent 1 time(s) in the past 24-month period as follows:

FILING TYPE	PERIOD END DATE	STATUS

10K	12/31/2005	Pending

If you have any questions, please call the OTCBB Hotline at (301) 978-8080.

3 If e-mail is unavailable, a request may be faxed to the Hearings Department at (301) 978-8089.
4 The limitation on OTCBB eligibility for issues that are repeatedly late in filing required reports will apply to filings for periods ending on or about October 1, 2005.